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                                                                    EXHIBIT 15.1



May 11, 1997

The Board of Directors

Iwerks Entertainment, Inc.



We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-77816) pertaining to the Employees' incentive stock options and other stock option and warrant agreements of Iwerks Entertainment, Inc. of our report dated April 28, 1997 relating to the unaudited condensed consolidated interim financial statements of Iwerks Entertainment, Inc. that are included in its Form 10-Q for the quarter ended March 31, 1997.


                                         /s/ Ernst & Young LLP